Exhibit 99.1

B&G Foods Appoints David L. Wenner as Interim President and CEO

— Announces CEO Transition Plan —

— Reaffirms Full Year 2020 Guidance —

Parsippany, N.J., November 16, 2020—B&G Foods, Inc. (NYSE: BGS) announced today that Kenneth G. Romanzi, President and Chief Executive Officer and a member of the Board of Directors, and the Company mutually agreed that Mr. Romanzi would step aside as President, Chief Executive Officer and a Director effective November 15, 2020 in order for Mr. Romanzi to pursue personal interests. To ensure an orderly transition, the Board of Directors has appointed David L. Wenner, a current member of the Board of Directors and former President and Chief Executive Officer of B&G Foods from 1993 through 2014, as Interim President and Chief Executive Officer.

The Company will initiate a search for a new President and Chief Executive Officer, and the Board of Directors has appointed a special committee to direct the search and transition process. The committee is chaired by Dennis M. Mullen, Chairman of the Nominating and Governance Committee, and also includes: DeAnn L. Brunts, Charles F. Marcy and Robert D. Mills.

Mr. Romanzi stated, “I thoroughly enjoyed my time at B&G Foods and am very proud of all of our accomplishments. The business is in excellent shape and I am confident the team will continue to deliver terrific results. I wish the entire B&G Foods family all the best for a bright future.”

Stephen C. Sherrill, Chairman of the Board of Directors of B&G Foods, said, “On behalf of our entire company, I want to thank Ken for his contributions to B&G Foods’ success over the past three years as our Chief Operating Officer and then Chief Executive Officer and for navigating B&G Foods through these unprecedented times and helping keep our dedicated employees safe and healthy. I wish Ken continued success in his future endeavors.”

Mr. Sherrill continued, “Under Ken’s leadership, B&G Foods’ financial performance has been very strong during the ongoing pandemic, as our portfolio of leading brands has benefited from increased eating at home, resulting in strong year-over-year growth. The company is in excellent operational and financial condition as evidenced by the quarterly and year-to-date financial results we reported earlier this month. Furthermore, after successfully acquiring and integrating the Clabber Girl business, B&G Foods is continuing on the acquisition path with its pending purchase of Crisco. All in all, we believe this is a good time to make a leadership transition and we are very fortunate that our former long-time CEO Dave Wenner, who has continued to serve on our Board of Directors, is now available and has agreed to help lead our company while we search for our next CEO. Under Dave’s leadership, B&G Foods successfully completed and integrated sixteen acquisitions and evolved from a small, regional pickle company to a leading public food company with a diverse portfolio of iconic brands, which resulted in tremendous value creation for B&G Foods’ stockholders in the form of dividends and stock price appreciation. Through continued service on our Board of Directors since his retirement, Dave is very much up to speed on all aspects of our company’s operations and is deeply familiar with our strategy, our executive team and our brands. Together with the very strong management team that Ken has organized and led, Dave is very well prepared to steer the ship during this transition period.”

Mr. Wenner said, “I am very excited for the opportunity to once again lead our company, work with our talented executive leadership team, and reinforce the principles and strategies that have helped create tremendous value for all of our stakeholders over the years. We will continue to focus on growth, including organic growth and growth through acquisitions, operational improvements and cost reduction efforts.”

B&G Foods today also reaffirmed the full year fiscal 2020 financial guidance that was provided by the Company in its earnings release on November 5, 2020.

Today’s announcement is not expected to impact the timing of the completion of the pending Crisco acquisition. B&G Foods expects the acquisition to close during the fourth quarter of 2020, subject to customary closing conditions, including the receipt of regulatory approvals.

About David L. Wenner

David L. Wenner has been a member of B&G Foods’ Board of Directors since 1997. Mr. Wenner served as the Company’s President and Chief Executive Officer from March 1993 through December 2014. Mr. Wenner joined B&G Foods in 1989 as Assistant to the President and was directly responsible for Distribution and Bloch & Guggenheimer operations. In 1991, he was promoted to Vice President and assumed responsibility for all company manufacturing operations. Prior to joining B&G Foods, Mr. Wenner spent 13 years at Johnson & Johnson in supervision and management positions, responsible for manufacturing, maintenance and purchasing. Mr. Wenner has been active in industry trade groups and has served on the Chairman’s Advisory Council of the Grocery Manufacturers Association (now known as the Consumer Brands Association).

Having previously served as the President and Chief Executive Officer of B&G Foods for 22 years, Mr. Wenner brings to B&G Foods’ executive leadership team and the Board an extraordinary understanding of the Company’s business, history and organization. Mr. Wenner’s training as an engineer at the U.S. Naval Academy and prior experience in senior leadership positions overseeing manufacturing, maintenance and purchasing operations at B&G Foods and Johnson & Johnson, together with his many years of day-to-day leadership and intimate knowledge of B&G Foods’ business and operations, provide the Company’s executive leadership team and the Board with invaluable insight into the operations of the Company. Mr. Wenner also provides strong insight and guidance regarding potential acquisitions and acquisition financing as under his leadership as President and Chief Executive Officer, B&G Foods successfully acquired and integrated into the Company’s operations dozens of brands.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico.  With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Cream of Wheat, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone.  For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to the CEO search and transition; the Company’s strategies and growth plans; the reaffirmation of the Company’s full year fiscal 2020 financial guidance; and whether and when regulatory approvals will be obtained, the other closing conditions will be satisfied and the pending acquisition of the Crisco brand will close. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will,” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: whether and when the required regulatory approvals will be obtained, whether and when the other closing conditions will be satisfied and whether and when the acquisition will close, whether and when the Company will be able to realize the expected financial results and accretive effect of the acquisition, and how customers, competitors, suppliers and employees will react to the acquisition; the impact of the COVID-19 pandemic on the Company’s business, including, without limitation, the ability of the Company and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption; the Company’s substantial leverage; the effects of rising costs for the Company’s raw materials, packaging and ingredients; crude oil prices and their impact on distribution, packaging and energy costs; the Company’s ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for the Company’s products and local economic and market conditions; the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the risks associated with the expansion of the Company’s business; the Company’s possible inability to identify new acquisitions or to integrate recent or future acquisitions or the Company’s failure to realize anticipated revenue enhancements, cost savings or other synergies; tax reform and legislation, including the effects of the U.S. Tax Cuts and Jobs Act and the U.S. CARES Act; the Company’s ability to access the credit markets and the Company’s borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of the Company’s competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on the Company’s international procurement, sales and operations; future impairments of the Company’s goodwill and intangible assets; the Company’s ability to successfully complete the implementation of additional modules and the integration and operation of a new enterprise resource planning (ERP) system; the Company’s ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; the Company’s sustainability initiatives and changes to environmental laws and regulations; and other factors that affect the food industry generally. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2019 filed on February 26, 2020 and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866.211.8151	Media Relations: ICR, Inc. Matt Lindberg 203.682.8214

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